Exhibit 99.1

Truett-Hurst, Inc. Reports Results for the Fiscal Year 2016

Ended June 30, 2016

Healdsburg, California (September 21, 2016) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the fiscal year 2016 which ended on June 30, 2016.

FY16 vs. FY15

For the fiscal year 2016, total net sales from continuing operations totaled $25.8 million, an increase of 19.1% compared to the same period in the prior year. Consolidated gross margin from continuing operations was 32.1%, an increase of 2.3% over the prior year.

Wholesale

•	Net Sales of $20.0 million (+19.1% or $3.2 million) (prior year impacted by $0.6 million of Paperboy related items)
•	Gross Margin of 22.8% (an increase of 2.7 margin points) (prior year impacted by $0.8 million of Paperboy related items and $0.6 million of California Winecraft related items)
•	Gross Profit of $4.6 million (+$1.2 million)

Direct to Consumer (DTC)

•	Net Sales of $5.8 million (+19.3% or $0.9 million)
•	Gross Margin of 64.6% (an increase of 1.1 margin points)
•	Gross Profit of $3.7 million (+$0.7 million)

Operating Expenses:

Operating expenses for the fiscal year ended June 30, 2016 were $8.4 million compared to $8.3 million in the same period in the prior year.

“As we continue to focus our wholesale efforts on our top 5 private label customers, I am pleased with our overall net sales increase over the last twelve months,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO.

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, September 21, 2016, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal Year 2016 Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/17323.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10092867. The call will be available one hour after the end of the conference call through September 28, 2016 at 9:00 am ET.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the fiscal year ended June 30, 2016 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, and expenses for the periods after June 30, 2016. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K expected to be filed on September 28, 2016, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2016	June 30, 2015

Assets
Current assets:
Cash and cash equivalents	$4,043	$1,578
Accounts receivable	2,678	2,783
Inventories, net	19,918	22,080
Bulk wine deposits	271	345
Assets held for sale	-	173
Other current assets	125	311
Total current assets	27,035	27,270

Property and equipment, net	5,583	5,743
Intangible assets, net	496	482
Other assets, net	391	408
Total assets	$33,505	$33,903
Liabilities and Equity
Current liabilities:
Lines of credit	$10,311	$9,034
Accounts payable	1,351	2,889
Accrued expenses	795	643
Depletion allowance	610	524
Accrual for sales returns	528	524
Due to related parties	-	134
Liabilities held for sale	-	140
Current maturities of long term debt	475	368
Total current liabilities	14,070	14,256

Deferred rent liability	25	26
Long term debt, net of current maturities	3,189	3,272
Total liabilities	17,284	17,554

Equity:
Stockholders’ equity:
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at June 30, 2016 and June 30, 2015	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,306,609 issued and outstanding at June 30, 2016 and 4,010,120 issued and outstanding at June 30, 2015	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 7 and 8 issued and outstanding at June 30, 2016 and June 30, 2015, respectively	-	-
Additional paid-in capital	15,794	14,618
Accumulated deficit	(5,600)	(5,356)
Total Truett-Hurst, Inc. equity	10,198	9,266
Noncontrolling interest	6,023	7,083
Total equity	16,221	16,349
Total liabilities and equity	$33,505	$33,903

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Fiscal Year Ended
	June 30,
	2016	2015
Sales	$26,517	$22,396
Less excise tax	(734)	(754)
Net sales	25,783	21,642

Cost of sales	17,496	15,192

Gross profit	8,287	6,450

Operating expenses:
Sales and marketing	5,286	4,991
General and administrative	3,062	3,222
Impairment of other assets	-	112
Loss on disposal of assets	17	12
Total operating expenses	8,365	8,337
Net loss from operations	(78)	(1,887)
Other income (expense):
Interest expense, net	(317)	(286)
Other expense	(151)	(111)
Total other expense, net	(468)	(397)
Net loss before income taxes	(546)	(2,284)
Income tax expense	(2)	(2)
Net loss from continuing operations	(548)	(2,286)
Income (loss) from discontinued operations, net of tax	45	(162)
Net loss attributable to Truett-Hurst, Inc. and H.D.D. LLC	(503)	(2,448)
Net loss attributable to noncontrolling interest: H.D.D. LLC	(259)	(1,087)
Net loss attributable to Truett-Hurst, Inc.	$(244)	$(1,361)

Net loss per share:
Basic and diluted per share	$(0.06)	$(0.35)

Weighted average shares used in computing net loss per share:
Basic and diluted weighted average shares	4,155,151	3,862,214

TRUETT-HURST, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(503)	$(2,448)
(Income) loss from discontinued operations, net of tax	(45)	162
Net loss from continuing operations	(548)	(2,286)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	707	583
Stock-based compensation	375	561
Reserve for obsolesce of inventories	-	623
Impairment of other assets	-	112
Deferred rent	(1)	(22)
Loss on fair value of interest rate swap	143	46
Loss on disposal of assets	17	12

Changes in operating assets and liabilities, net
Accounts receivable	105	510
Inventories	2,162	(5,570)
Bulk wine deposits	74	1,079
Other current assets	166	(201)
Accounts payable	(1,538)	377
Accrued expenses	29	263
Depletion allowance	86	496
Accrual for sales returns	4	524
Due to related parties	(134)	11
Net cash provided by net operating assets and liabilities of discontinued operations	78	83
Net cash provided by (used in) operating activities	1,725	(2,799)

Cash flows from investing activities:
Acquisition of property and equipment	(428)	(681)
Acquisition of intangible and other assets	(137)	(321)
Proceeds from sale of assets	4	3
Net cash used in investing activities	(561)	(999)

Cash flows from financing activities:
Net proceeds from line of credit	1,277	349
Proceeds from long term debt	500	-
Payments on long term debt	(476)	(333)
Net cash provided by financing activities	1,301	16

Net change in cash and cash equivalents	2,465	(3,782)
Cash and cash equivalents at beginning of year	1,578	5,360
Cash and cash equivalents at end of year	$4,043	$1,578

Supplemental disclosure of cash flow information:
Cash paid for interest	$324	$258
Cash paid for income taxes	$1	$2

For more information, contact:

Truett-Hurst, Inc.

Paul Forgue,

Chief Financial Officer & Chief Operations Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email: paul@truetthurst.com